UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2026

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On March 23, 2026, the Board of Directors (the “Board”) of Rush Enterprises, Inc. (the “Company”) appointed Jody Pollard to serve as Chief Operating Officer (“COO”) of the Company, effective immediately. Mr. Pollard, age 49, previously served as the Company’s Senior Vice President – Truck and Aftermarket Sales from March 2021 until his promotion to COO. From March 2017 to March 2021, Mr. Pollard served as Senior Vice President – Operations. Mr. Pollard joined the Company in 1999 and served in multiple roles of increasing responsibility until eventually being promoted to Regional General Manager of North Texas and Oklahoma, a position he held from 2010 until his promotion to Senior Vice President – Operations in March 2017. Mr. Pollard has a Bachelor of Science in Agriculture Leadership and Development from Texas A&M University.

The Compensation and Human Capital Committee (the “Compensation Committee”) of the Board plans to review and evaluate potential changes to Mr. Pollard’s compensation arrangements in light of his new role and increased responsibilities related thereto. Any changes to his compensation will be subject to final determination and approval by the Compensation Committee.

There are no family relationships between Mr. Pollard and any Company director or executive officer, and no arrangements or understandings between Mr. Pollard and any other person pursuant to which he was selected as COO. Mr. Pollard is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 7.01         Regulation FD Disclosure.

On March 23, 2026, the Company issued a press release announcing the appointment of Mr. Pollard as COO of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.         Description

99.1	Rush Enterprises, Inc. press release dated March 23, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: March 23, 2026	By:	/s/ Michael Goldstone
Senior Vice President, General Counsel
and Corporate Secretary